                                                                    EXHIBIT 99.1

                              COFFEE PEOPLE, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 19, 1998

    The undersigned hereby appoint(s) Taylor H. Devine and Kenneth B. Ross and each of them as proxies, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of Coffee People, Inc. held of record by the undersigned on April 30, 1998 at the Annual Meeting of Shareholders of the Company to be held in the Pine Room at the Greenwood Inn, 10700 S.W. Allen Blvd., Beaverton, Oregon 97005, at 9:00 a.m., local time, on Tuesday, May 19, 1998, with authority to vote upon the matters listed below and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

(1) APPROVAL OF ISSUANCE OF COFFEE PEOPLE COMMON SHARES TO THE SECOND CUP INC. CONSTITUTING 69.5 PERCENT OF THE ISSUED AND OUTSTANDING COFFEE PEOPLE COMMON SHARES PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED FEBRUARY 19, 1998, BETWEEN COFFEE PEOPLE, INC. AND THE SECOND CUP INC.

    FOR          AGAINST          ABSTAIN
       / /            / /              / /

(2) ELECTION OF DIRECTORS, EFFECTIVE AS OF THE EFFECTIVE DATE OF THE MERGER.

       / /  VOTE FOR ALL NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY
           BELOW).

       / /  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED

           (INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line throught the nominee's name in the list below.)

                   Douglas L. Ayer                  Alton McEwen

                   Michael Bregman                Gary G. Talboy

                   Robert M. Haft                  Kathy A. Welsh

(3) APPROVAL OF COFFEE PEOPLE 1998 STOCK INCENTIVE PLAN.

    FOR          AGAINST          ABSTAIN
       / /            / /              / /

(4) RATIFICATION, CONTINGENT UPON CLOSING OF THE MERGER, OF PRICE WATERHOUSE LLP AS COFFEE PEOPLE'S INDEPENDENT ACCOUNTANTS FOR THE 1998 FISCAL YEAR.

    FOR          AGAINST          ABSTAIN
       / /            / /              / /

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACES PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ISSUANCE.

    The Board of Directors recommends a vote "FOR" the issuance, the directors listed above, the Coffee People 1998 Stock Incentive Plan, and ratification of Price Waterhouse LLP as public accountants for the 1998 fiscal year.

Number of Shares of Common Stock:     Date:
                                      ------------------------------------

                                      Signature:
                                      --------------------------------

                                      Print Name:
                                      ------------------------------

                                      Date:
                                      ------------------------------------

                                      Signature:
                                      --------------------------------

                                      Print Name:
                                      ------------------------------

                                      Please sign exactly as your name appears on the share certificate. Attorneys, trustees, executors, and other fiduciaries acting in a representative capacity should sign their names and give their titles. An authorized person should sign on behalf of corporations, partnerships, associations, etc., and give his or her title. If your shares are held by two or more persons, each person must sign. Receipt of the notice of meeting and proxy statement is hereby acknowledged.

                                      / /  I plan to attend the Annual
                                      Meeting.

                                       2